U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2007

ENABLE IPC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51590 (Commission File Number)	38-3718471 (I.R.S. Employer Identification Number)

25520 Avenue Stanford, Suite 311

Valencia, California 91355

 (Address of principal executive offices)

(661) 775-9273

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 13, 2007, Enable IPC Corporation (“Enable IPC” or “we” or “our” or “us”) entered into an Exclusive License Agreement (the “Agreement”) with Wisconsin Alumni Research Foundation (“WARF”), the licensing arm of the University of Wisconsin. Under the Agreement, WARF has licensed to Enable IPC the exclusive right to develop, make, use, sub-license, and sell products relating to nanoparticle-based ultracapacitor patents and patent applications (the “Licensed Patents”) throughout the United States and, under certain conditions, certain foreign territories as may be later specified.

Enable IPC and WARF previously entered into a License Option Agreement, disclosed in our Current Report on Form 8-K filed May 7, 2007, which granted to us the right to evaluate the technology underlying the Licensed Patents for purposes of considering whether to seek a license to develop and market such technology. We have decided to pursue such a license which is established by the Agreement.

Under the Agreement, we are obligated to develop and market the Licensed Patents during the term of the Agreement. WARF retains to right to grant to non-profit and government institutions non-exclusive licenses to use the Licensed Patents for non-commercial purposes.

As consideration for the license, we have agreed to pay to WARF $50,000 in two equal installments, with the first payment of $25,000 being due within 30 days of the date of the Agreement and the second payment being due within one year. In addition, we have agreed to pay royalties for products sold with a guaranteed minimum amount of royalties to be paid beginning in 2010. Finally, we have agreed to reimburse WARF for costs incurred in filing, prosecuting and maintaining the Licensed Patents.

The Agreement will continue until the earlier of the Licensed Patents becoming unenforceable or until certain royalties, once begun, have ceased being paid for more than eight calendar quarters.

The description of the license set forth above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement itself, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

A copy of our press release dated December 13, 2007 related to the execution of the Agreement is included as an exhibit to this report.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit No.

Description

10.1

Exclusive License Agreement dated December 13, 2007, by and between Wisconsin Alumni Research Foundation and Enable IPC Corporation. Appendices on pages 12 through 15 have been excluded.

99.1

Press release dated December 13, 2007, issued by Enable IPC Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 19, 2007

Enable IPC Corporation

By:

/s/ David A. Walker

David A. Walker

Chief Executive Officer